Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-132481) of SonicWALL, Inc. of our reports dated May 8, 2006, relating to the financial statements of MailFrontier, Inc., which appear in this Form 8-K/A.
/s/ ARMANINO MCKENNA, LLP
San Ramon, California
May 10, 2006